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                                                                     EXHIBIT 3.1

              CERTIFICATE OF LIMITED PARTNERSHIP OF INERGY, L.P.

     This Certificate of Limited Partnership, dated March 7, 2001, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

     1.  NAME.  The name of the limited partnership is "Inergy, L.P."

     2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 17-104 of the Act is:

         1209 Orange Street
         Wilmington, Delaware  19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

         The Corporation Trust Company
         1209 Orange Street
         Wilmington, Delaware  19801.

     3. GENERAL PARTNER. The name and the business, residence or mailing address of the general partner are:

         Inergy GP, LLC
         1101 Walnut, Suite 1500
         Kansas City, Missouri  64106

     EXECUTED as of the date written first above.

                                    INERGY GP, LLC

                                    By:   /s/ John J. Sherman
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                                    Name: John J. Sherman
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                                    Title:  President
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